Exhibit 99.3

The following document was distributed to the BMC Leadership Group on May 6, 2013.

Frequently Asked Questions For Leaders to Use With Employees

Definitive Agreement to be Acquired

This document has been prepared to help you as a manager answer questions from your employees that are not covered in the leader talking points document.

It is critical that you only provide answers as they are given below, and that you do not speculate on questions not included here.

About the Deal

1.	What was announced?

Our board of directors has approved an agreement whereby BMC will be acquired by an investor group for $46.25 per share in cash in a transaction valued at approximately $6.9 billion. As a result of this transaction, BMC will become a private company.

2.	Who is acquiring BMC?

BMC has entered into an agreement to be acquired by a group of leading private equity firms that include Bain Capital, based in Boston, Mass.; Golden Gate Capital, based in San Francisco, Calif.; GIC Special Investments Pte Ltd, an investment firm owned by the government of Singapore; and Insight Venture Partners, based in New York, NY.

3.	Why was this transaction approved?

We believe it represents the best opportunity for BMC for growth and innovation, and the best value for BMC’s shareholders.

4.	Is this good for BMC?

We believe this transaction is good for BMC, its employees and its customers. When the transaction is complete, we will have increased flexibility to pursue our long term strategy as a privately held company.

5.	When will the transaction be completed? What needs to happen before the transaction can close?

We expect the transaction to close later this year, subject to approval by BMC shareholders, customary closing conditions and regulatory approvals.

More Information	A special website for employees has been created at http://goto.bmc.com/agreement. Communications and other resource material related to the agreement BMC has signed will be posted there. Employees can also submit questions through the site.

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Frequently Asked Questions For Leaders to Use With Employees

Organization

6.	Will there be workforce reductions as a result of the transaction?

Throughout the process the investor group has communicated a great respect for our company and the importance of your engagement in the business. Regardless of ownership, business needs change based on customer needs and the market, and we cannot predict the future .

7.	Who will lead the company?

We expect that the leadership team at BMC will remain in place following the close of the transaction.

8.	How does this proposed transaction affect employees?

Until the transaction closes, we will continue to operate as a public company and continue with our FY14 strategic goals and serving our customers as we do today. We do know that the acquiring firms recognize the importance of your engagement in the business and with our customers as critical success factors. You have a wealth of experience and knowledge, and we expect that employees will have the opportunity to prosper under the new ownership structure.

About Private Companies

9.	What does it mean to cease to be a public company and to become a private company?

Most things will continue to be the same: we must constantly focus on serving our customers and being an innovative and growing company that is also known for its integrity.

As a private company, we would no longer have ownership shares traded on the stock exchange. Public companies are required by law to publically disclose earnings reports each quarter.

Investments and funds for capital come from private funds rather then by selling stock to the public.

10.	What are the benefits of being a private company?

There are many benefits to being a private company. Being private can significantly increases the business’s flexibility in strategic decisions regarding long-term investments for growth and innovation. That is particularly important in our industry, where it can take 12, 18, even 24 months from when we develop the concept for a new innovation and when we can bring it to market.

Public companies are always challenged to manage to the short term for their quarterly earnings reports, while also managing to the long term for investors who are looking for long-term value.

Compensation and Equity

11.	Will we still receive our GICP payments for FY13 2H?

Yes, eligible employees will receive FY13 2H according to the usual plan design. The announced agreement has no impact on FY13 incentive pay.

More Information	A special website for employees has been created at http://goto.bmc.com/agreement. Communications and other resource material related to the agreement BMC has signed will be posted there. Employees can also submit questions through the site.

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Frequently Asked Questions For Leaders to Use With Employees

12.	What will happen to BMC equity that employees may hold, such as the Employee Stock Purchase Plan and restricted stock units?

We will provide more details in special communications in the next few days.

13.	Will BMC employees continue to have open and closed trading windows?

We will continue to provide guidance about open and trading on the BMC Intranet as we do today.

About the Acquiring Firms

14.	Do the acquiring firms know our business, our strategy and culture?

The firms acquiring BMC are technology and software industry experts, with many investments in those markets. As part of their due-diligence process, principals and representatives of each of the four firms thoroughly researched our company, products, customers, reputation, culture and the innovation opportunities for BMC in our market. There are links to their technology holdings at http://goto.bmc.com/agreement. You can find additional information about each of the acquiring firms in the press release.

Involvement of Major Shareholders

15.	Was this all done because of the push by Elliott Management?

We listen to all of our shareholders and their ideas. Our board of directors believes this transaction will increase our flexibility and position us to invest in strong growth and is the best value for all of our shareholders. Elliot Management has endorsed the sale. You can read their statement of support in the press release.

16.	What do CEO Bob Beauchamp and other members of the Executive Leadership Team think about the transaction?

Bob always wants to do what is best for BMC, its customers and our shareholders. As chairman of the board, he supports this move to invest in our growth. The ELT members are also supportive of the transaction and the potential it has for growth.

Speaking to Non-Employees (Customers, Media, Analysts, etc.)

What should I say if contacted by people outside of the company?

It is likely that today’s news may generate increased interest from members of the media and other third parties and it is important that we continue to speak with one voice.

Should you receive any inquiries from the media, please refer them to:

Mark Stouse

BMC Global Connect

281-468-1608

mark stouse@bmc.com

More Information	A special website for employees has been created at http://goto.bmc.com/agreement. Communications and other resource material related to the agreement BMC has signed will be posted there. Employees can also submit questions through the site.

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Frequently Asked Questions For Leaders to Use With Employees

Inquiries from shareholders or financial analysts should be referred to:

Derrick Vializ

BMC Investor Relations

713-918-1805

derrick_vializ@bmc.com

Please review our Social Media and Networking Policy before posting to sites such as Chatter, Facebook, Twitter, LinkedIn and blogs.

More Information

17. Who can I contact if I have more questions?

We encourage you to submit your questions at http://goto.bmc.com/agreement. While it is early in this process and inquiries may not be answered immediately, we are committed to keeping you informed of important developments and new information.

Additional Information and Where to Find It

In connection with the proposed transaction, BMC Software, Inc. (the “Company” or “BMC”) will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 5, 2012 (as amended by the proxy statement supplement filed on July 3, 2012). Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in

More Information	A special website for employees has been created at http://goto.bmc.com/agreement. Communications and other resource material related to the agreement BMC has signed will be posted there. Employees can also submit questions through the site.

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Frequently Asked Questions For Leaders to Use With Employees

their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences

More Information	A special website for employees has been created at http://goto.bmc.com/agreement. Communications and other resource material related to the agreement BMC has signed will be posted there. Employees can also submit questions through the site.

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